UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2024

Traws Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2024, the Company received a letter from the Nasdaq Staff (the “Staff”) stating that the Company was no longer in compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”), and that the Staff had determined that this issue is an additional basis to delist the Company’s securities from The Nasdaq Capital Market.  The Company has presented its plan of compliance before the Nasdaq Hearings Panel (the “Nasdaq Panel”) at a hearing held on November 14, 2024.

As previously disclosed, on September 24, 2024, the Company received a letter from the Staff stating that the Company had not been able to regain compliance with the minimum bid price requirement of $1.00 per share under Nasdaq Listing Rule 5810(c)(3)(A) (the “Bid Rule”), and that the Staff had determined to delist the Company’s securities from Nasdaq unless the Company requested a hearing before the Nasdaq Panel by October 1, 2024. Therefore, the Company requested a hearing.  On October 29, 2024, the Company was notified by Staff that it had regained compliance with the Bid Price Rule because the Company’s common stock had a minimum closing bid price of at least $1.00 per share for a minimum of ten consecutive business days.  While this action would have normally resulted in the Company being out of the hearings process by the Nasdaq Panel, the Company recognized and self-reported that it would be non-compliant with the Equity Rule upon filing its upcoming Form 10-Q on November 14, 2024.  Therefore, the Company proactively requested that the Hearings Panel keep the hearings date scheduled on November 14, 2024 and that it address solely the Equity Rule.  The Company is currently waiting on the Nasdaq Panel’s determination with regard to the Equity Rule.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2024	TRAWS PHARMA, INC.

	By:	/s/ MARK GUERIN
		Name:	Mark Guerin
		Title:	Chief Financial Officer

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